State of Delaware
Secretary of State
Division of Corporations
Delivered 09:23 PM 09/29/2004
FILED 09:17 PM 09/29/2004
SRV 040706332 - 2333426 FILE

EXECUTION COPY

CERTIFICATE OF MERGER

MERGING

LAKE ROAD TRUST LTD.
(a Delaware statutory trust)

INTO

LAKE ROAD GENERATING COMPANY, L.P.
(a Delaware limited partnership)

(Pursuant to Section 3815 of the Delaware Statutory Trusts Act and Section 17-211 of the Delaware Revised Uniform Limited Partnership Act)

****

Pursuant to the provisions of Section 3815 of the Delaware Statutory Trusts Act and Section 17-211 of the Delaware Revised Uniform Limited Partnership Act, Lake Road Generating Company, L.P., a Delaware limited partnership (the "Partnership"), as the surviving entity in the merger of Lake Road Trust Ltd., a Delaware statutory trust (the "Trust"),

DOES HEREBY CERTIFY:

FIRST: The name and jurisdiction of formation of each of the domestic business entities in the merger is as follows:

(a) Lake Road Trust Ltd., a statutory trust organized under the laws of the State of Delaware; and

(b) Lake Road Generating Company, L.P., a limited partnership organized under the laws of the State of Delaware.

SECOND: An Agreement and Plan of Merger between the Trust and the Partnership has been approved and executed by each such party.

THIRD: The name of the surviving Delaware limited partnership of the merger is "Lake Road Generating Company, L.P.";

FOURTH: The Agreement and Plan of Merger is on file at the place of business of the surviving entity in the merger, Lake Road Generating Company, L.P., 56 Alexander Parkway, Dayville, Connecticut 06241.

FIFTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving entity, on request and without cost, to any partner of the Partnership or beneficiary or trustee of the Trust.

IN WITNESS WHEREOF, the undersigned surviving entity has caused this Certificate of Merger to be executed on its behalf this 29 day of September, 2004.

LAKE ROAD GENERATING COMPANY, L.P.

By Lake Road General Partner Company, LLC, its sole general partner

By Wilmington Trust SP Services, Inc., solely in its capacity as its non-member manager

By: ______________________

Name: Thomas M. Strauss

Title: Vice President